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                              EXHIBIT NO. 21


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                               SUBSIDIARIES
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                                                STATE OF OTHER JURISDICTION
NAME OF SUBSIDIARY                                    OF INCORPORATION
---- -- ----------                                    -- -------------
Banking subsidiaries:

  Chemical Bank and Trust Company                         Michigan
  Chemical Bank Michigan                                  Michigan
  Chemical Bank South                                     Michigan
  Chemical Bank Thumb Area                                Michigan
  Chemical Bank West                                      Michigan
  Chemical Bank Montcalm                                  Michigan
  Chemical Bank North                                     Michigan
  Chemical Bank Bay Area                                  Michigan
  Chemical Bank Central                                   Michigan
  Chemical Bank Key State                                 Michigan


Non-banking subsidiaries:

  CFC Data Corp                                           Michigan
  CFC Financial Services, Inc. (subsidiary of
    Chemical Bank and Trust Company) - also
    operates under d/b/a Chemical Financial
    Insurance Agency                                      Michigan
  CFC Title Services, Inc. (subsidiary of
    Chemical Bank and Trust Company)                      Michigan
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